UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2023
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-41428	87-4340782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 W. Ascension Way	84123
Suite 200
Murray
Utah
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2023, R1 RCM Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Company’s Fourth Amended and Restated 2010 Stock Incentive Plan (the “Amended Plan”). The Amended Plan amends and restates the Company’s Third Amended and Restated 2010 Stock Incentive Plan and authorizes the issuance of an additional four million shares of the Company’s common stock pursuant to awards. The material terms of the Amended Plan are summarized on pages 9 through 17 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2023, which description is incorporated herein by reference.

The description of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

At the Annual Meeting, there were present, in person or by proxy, 400,170,610 shares of the Company’s common stock representing at least a majority of the Company’s common stock issued, outstanding, and entitled to vote thereat, constituting a quorum for all matters presented at the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following proposals, with the following results:

1. The following nominees were elected to the Company’s board of directors (the “Board”) for terms ending at the 2024 annual meeting of stockholders:

	For	Withheld	Broker Non-Votes
Bradford Kyle Armbrester	385,756,961	1,322,281	13,091,368
Agnes Bundy Scanlan	385,872,325	1,206,917	13,091,368
Brian K. Dean	381,281,948	5,797,294	13,091,368
Jeremy Delinsky	386,040,628	1,038,614	13,091,368
David M. Dill	381,508,263	5,570,979	13,091,368
Michael C. Feiner	380,629,590	6,449,652	13,091,368
Joseph Flanagan	381,500,725	5,578,517	13,091,368
John B. Henneman III	382,757,141	4,322,101	13,091,368
Matthew Holt	385,248,217	1,831,025	13,091,368
Neal Moszkowski	373,591,400	13,487,842	13,091,368
Lee Rivas	386,020,276	1,058,966	13,091,368
Ian Sacks	380,125,029	6,954,213	13,091,368
Jill Smith	377,514,829	9,564,413	13,091,368
Anthony J. Speranzo	380,725,447	6,353,795	13,091,368
Anthony R. Tersigni	381,130,302	5,948,940	13,091,368
Janie Wade	381,572,118	5,507,124	13,091,368

2. The Company's Fourth Amended and Restated 2010 Stock Incentive Plan to increase the number of shares authorized for issuance under the Company’s Third Amended and Restated 2010 Stock Incentive Plan by four million shares was approved:

For:	374,056,833
Against:	12,980,590
Abstain:	41,819
Broker Non-Votes:	13,091,368

3. The Company’s stockholders approved, on an advisory basis, every three years as the frequency of advisory stockholder votes on the compensation of the Company’s named executive officers:

One Year:	95,872,725
Two Years:	10,684
Three Years:	291,148,406
Abstain:	47,427
Broker Non-Votes:	13,091,368

The Board has taken the above results into consideration and determined that the Company will hold future advisory votes on the compensation of the Company’s named executive officers every three years, until such time as the next advisory vote is submitted to stockholders regarding the frequency of advisory votes on the compensation of the Company’s named executive officers or the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company.

4. The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified:

For:	399,734,128
Against:	410,765
Abstain:	25,717

Item 9.01    Financial Statements and Exhibits

(d)	Exhibit Number	Description
	10.1	R1 RCM Inc. Fourth Amended and Restated 2010 Stock Incentive Plan
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM INC.

Date: May 17, 2023

By: /s/ Jennifer Williams
Name: Jennifer Williams
Title: Chief Financial Officer